CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 44 to the Registration Statement (Form N-1A 33-49014 and 811-7044) of our report dated February 11, 2019 on the financial statements and financial highlights of The Dreyfus Sustainable U.S. Equity Portfolio, Inc. (the “Fund”) included in the Fund’s annual report for the fiscal year ended December 31, 2018.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

April 8, 2019